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CUSIP No.  742352 10 7          SCHEDULE 13G                   Page 8 of 8 Pages


                                     EXHIBIT


                            AGREEMENT OF JOINT FILING

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the ownership by each of the undersigned of shares of common stock of The Princeton Review, Inc. Each of the undersigned hereby further agrees that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.




                                       RANDOM HOUSE TPR, INC.


Dated:      2/13/02                    By          /s/ Tom Allen
      ---------------------------          -------------------------------------
                                           Name:  Tom Allen
                                           Title: Treasurer




                                       RANDOM HOUSE, INC.



Dated:      2/13/02                    By          /s/ Tom Allen
      ---------------------------          -------------------------------------
                                           Name:  Tom Allen
                                           Title: Senior Vice President Finance